Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints David I. McKay and Janice R. Fukakusa, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the United States Securities and Exchange Commission (the “SEC”) thereunder, in connection with the registration under the Securities Act of equity securities of Royal Bank of Canada (the “Bank”) to be offered to employees pursuant to the Amended and Restated City National Corporation 2002 Omnibus Plan, the Amended and Restated City National Corporation 2008 Omnibus Plan and the City National Bank Profit Sharing Plan, and the registration under the Securities Act of deferred compensation obligations to be offered to employees pursuant to the 2000 City National Bank Executive Deferred Compensation Plan (Amended and Restated for Plan Years 2004/05 and Later) and the 2000 City National Bank Director Deferred Compensation Plan (Amended and Restated for Plan Years 2005 and Later), including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name, in his or her capacity as a member of the Board of Directors of the Bank, on one or more registration statements on Form S-8 under the Securities Act relating to such equity securities and deferred compensation obligations and/or such other form or forms as may be appropriate to be filed with the SEC as any of them deem appropriate in respect of such equity securities and deferred compensation obligations, on any and all amendments, including post-effective amendments, to such registration statement and on any and all instruments and documents filed as part of or in connection with such registration statement and any and all amendments thereto, including post-effective amendments.

[Signature Page Follows]

Signature	Title	Date

/s/ Kathleen P. Taylor	Chair of the Board	October 16, 2015
Kathleen P. Taylor

/s/ W. Geoffrey Beattie	Director	October 16, 2015
W. Geoffrey Beattie

/s/ Jacynthe Côté	Director	October 16, 2015
Jacynthe Côté

/s/ Toos N. Daruvala	Director	October 16, 2015
Toos N. Daruvala

/s/ David F. Denison	Director	October 16, 2015
David F. Denison

/s/ Richard L. George	Director	October 16, 2015
Richard L. George

/s/ Alice D. Laberge	Director	October 16, 2015
Alice D. Laberge

/s/ Michael H. McCain	Director	October 16, 2015
Michael H. McCain

/s/ Heather Munroe-Blum	Director	October 16, 2015
Heather Munroe-Blum

/s/ J. Pedro Reinhard	Director	October 16, 2015
J. Pedro Reinhard

/s/ Thomas A. Renyi	Director	October 16, 2015
Thomas A. Renyi

/s/ Edward Sonshine	Director	October 16, 2015
Edward Sonshine

/s/ Bridget A. van Kralingen	Director	October 16, 2015
Bridget A. van Kralingen

/s/ Thierry Vandal	Director	October 16, 2015
Thierry Vandal

/s/ Victor L. Young	Director	October 16, 2015
Victor L. Young